VALIDITY CERTIFICATE

This Validity Certificate, dated effective as of June 30, 2015, but made effective as of October 13, 2015 (the “Validity Certificate”), is made by RICHARD SURBER, an individual (the “Undersigned”), for the benefit of TCA Global Credit Master Fund, LP (the “Lender”).

RECITALS

A.       Lender, SACK LUNCH PRODUCTIONS, INC., a Utah corporation (“Borrower”), and other Credit Parties are a party to that certain Credit Agreement dated as of the date hereof (the “Credit Agreement”) pursuant to which Lender agreed to extend credit and make certain financial accommodations to Borrower.

B.       The Undersigned is an officer and/or director of the Borrower.

C.       As a condition to entering into the Credit Agreement and extending such financial accommodations to Borrower, Lender has required the execution and delivery of this Validity Certificate by certain officers and directors of Borrower.

NOW THEREFORE, the Undersigned, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

1.       Definitions. Capitalized terms used in this Validity Certificate shall have the meanings given to them in the Credit Agreement, unless otherwise defined herein.

2.       Guaranty. The Undersigned does hereby absolutely and unconditionally, represent, warrant and guarantee to Lender that:

(a)       All reports, schedules, certificates, and other information from time to time delivered or otherwise reported to Lender by Borrower, including, without limitation, all financial statements, tax returns, and all supporting information or documentation delivered in connection therewith, shall be bona fide, complete, correct, and accurate in all material respects and shall accurately and completely report all matters purported to be covered or reported thereby.

(b)       All representations and warranties made by the Borrower in the Credit Agreement, and any other documents or instruments executed in connection with the Credit Agreement, are complete, correct, and accurate in all material respects and do not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)       The Undersigned may, from time to time, sign and deliver reports (including, without limitation, those specifically mentioned above) or otherwise deliver any such information to Lender as Lender may request, and the Undersigned confirms he/she is duly authorized to deliver same to Lender on behalf of Borrower.

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(d)       All Collateral: (i) is valid and genuine; (ii) will be owned by a Credit Party and will be possessed by such Credit Party or its agent; (iii) will not be subject to any Lien or security interest, except for Permitted Liens and as otherwise permitted by Lender; and (iv) will be maintained only at the locations designated in the Credit Agreement or Security Agreement, unless Credit Parties obtain Lender’s prior written consent.

(e)       All proceeds of the Loans will only be used in strict accordance with the terms of the Credit Agreement.

3.       Consideration for Guaranty. The Undersigned acknowledges and agrees with Lender that, but for the execution and delivery of this Validity Certificate by the Undersigned, Lender would not have entered into the Credit Agreement. The Undersigned acknowledges and agrees that the loans and other extensions of credit made to Borrower by Lender under the Credit Agreement will result in significant benefits to the Undersigned.

4.       Indemnification. The Undersigned, jointly and severally if more than one, hereby agrees and undertakes to indemnify, defend, and save Lender free and harmless of and from any damage, loss, and expense of any nature or kind (including, without limitation, reasonable attorneys’ fees and costs) which Lender may sustain or incur, directly or indirectly, as a result of any breach, default or material inaccuracy of any of the representations, warranties, covenants, and agreements contained herein. The Undersigned’s liability hereunder is direct and unconditional. Upon the occurrence of a breach or default of any of the representations, warranties or covenants in Section 2 above, the Lender may enforce this Validity Certificate independently of any other remedy or security Lender at any time may have or hold under the Credit Agreement or other Loan Documents, and it shall not be necessary for Lender to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Validity Certificate.

5.       Cumulative Remedies. Lender’s rights and remedies hereunder are cumulative of all other rights and remedies which Lender may now or hereafter have with respect to the Undersigned, Borrower, or any other Person.

6.       Financial Condition of Credit Parties. The Undersigned acknowledges that he/she has reviewed and is familiar with the Loan Documents and is familiar with the operations and financial condition of the Credit Parties, and agrees that Lender shall not have any duty or obligation to communicate to the Undersigned any information regarding the financial condition or affairs of any of the Credit Parties.

7.       Assignability. This Validity Certificate shall be binding upon the Undersigned and shall inure to the benefit of Lender and its successors or assigns. Lender may at any time assign Lender’s rights in this Validity Certificate.

8.       Continuing Rights. The obligations and covenants of the Undersigned hereunder are continuing and shall remain in full force and effect as to all of the Obligations until such date as all amounts owing by Credit Parties to Lender shall have been paid in full in cash and all commitments of Lender to lend under the Credit Agreement have terminated or expired and all obligations of Lender with respect to any of the Obligations shall have terminated or expired.

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9.       Further Assurances. The Undersigned agrees that he/she will cooperate with Lender at all times in connection with any actions taken by Lender pursuant to the Credit Agreement to monitor, administer, enforce, or collect the Collateral. In the event any of the Credit Parties should cease or discontinue operating as a going concern in the Ordinary Course of Business, then for so long as any Obligations remain outstanding, the Undersigned agrees that he/she shall assist Lender in connection with any such action, as Lender may request.

10.       Choice Of Law and Venue Selection. So long as any Obligations remain outstanding, the Undersigned irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Validity Certificate or related to any matter which is the subject of or incidental to this Validity Certificate (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida; provided, however, Lender may, at Lender’s sole option, elect to bring any action in any other jurisdiction. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law. The Undersigned hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county (or to any other jurisdiction or venue, if Lender so elects), and each waives any objection based on forum non conveniens. The Undersigned hereby waives personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to a borrower, as applicable, as set forth herein in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, all terms and provisions hereof and the rights and obligations of the Undersigned and Lender hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without reference to conflict of laws principles.

11.       WAIVER OF JURY TRIAL. THE UNDERSIGNED AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN THE UNDERSIGNED AND LENDER OR AMONG BORROWER, THE UNDERSIGNED, AND LENDER AND/OR LENDER’S AFFILIATES ARISING OUT OF OR IN ANY WAY RELATED TO THIS VALIDITY CERTIFICATE, ANY OTHER LOAN DOCUMENT OR ANY RELATIONSHIP AMONG LENDER, THE UNDERSIGNED, BORROWER, AND/OR ANY AFFILIATE OF LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED IN THE CREDIT AGREEMENT.

12.       ADVICE OF COUNSEL. THE UNDERSIGNED ACKNOWLEDGES THAT HE/SHE HAS EITHER OBTAINED THE ADVICE OF COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS VALIDITY CERTIFICATE.

13.       Electronic Signatures. Lender is hereby authorized to rely upon and accept as an original this Validity Certificate which is sent to Lender via facsimile, .pdf, or other electronic transmission.

[SIGNATURE PAGE TO FOLLOW]

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The Undersigned has executed this Validity Certificate as of the date first above written.

By:	/s/ Richard Surber
RICHARD SURBER

STATE OF UTAH_______ )

SS.

COUNTY OF SALT LAKE_)

The foregoing instrument was acknowledged before me this 12th day of Oct., 2015 by Richard Surber, who is personally known to me or has produced ___________________________ as identification.

My Commission Expires: Jan. 21, 2018 Comm. No. 672477

/s/ Michael Golightly
Notary Public

Name of Notary typed or printed

Validity Certificate Signature Page

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